Security Holders

                                    AGREEMENT





                                     between



                       Scandinavian Energy Finance Limited



                                       and



                                 Goran Ernstson

                                      INDEX


1.         Definitions.................................................................................2
2.         Scope of the Agreement......................................................................4
3.         The Company.................................................................................5
4.         Protective Covenants........................................................................6
5.         Option......................................................................................7
6.         Dealing in Shares...........................................................................8
7.         Indemnification.............................................................................9
8.         Compliance with this Agreement.............................................................11
9.         Term and termination.......................................................................11
10.        Invalidity.................................................................................13
11.        Waiver.....................................................................................13
12.        Assignment.................................................................................13
13.        Counterparts...............................................................................14
14.        No Partnership or Agency...................................................................14
15.        Applicable Law.............................................................................14
16.        Arbitration................................................................................14
17.        US Tax Election............................................................................14


                                    AGREEMENT


This Agreement is made this ___ day of March, 2002 between


1. Scandinavian Energy Finance Ltd, an Irish company with the address c/o Michael Ryan, McCann Fitzgerald, 2 Harbourmaster Place, International Financial Service Centre, Dublin 1, Ireland ("SEFL"); and

2. Goran Ernstson, a Swedish citizen with personal code 530710-6210 and residing at Skoldungavagen 23 B, SE-131 46 Nacka, Sweden ("Ernstson").


WHEREAS, 95 % of the shares of the Gigantissimo 2321 AB to be renamed Narvarme Acqusition III AB (the "Company") are now held by Ernstson as set out in
Schedule 1; and


WHEREAS, the Company owns all of the outstanding shares of Gigantissimo 2323 AB (Swedco 2) and Gigantissimo 2324 AB (Swedco 1); and


WHEREAS, the Company has issued one convertible debenture loan which has been subscribed for by SEFL and one convertible subordinated loan which has been subscribed for by Lansforsakringar; and


WHEREAS, Ernstson has granted SEFL an option to acquire all of his shares in the Company.


NOW, THEREFORE, the parties agree as follows.


1.         Definitions

1.1        Terms used

           a)     "Act" means the Swedish Companies Act (1975:1385);

           b) the "Agreement" and this "Agreement" shall mean the agreement between the parties, being the subject hereof;

           c) the "Articles of Association" shall mean the articles of association of the Company as to be seen from the document attached hereto (Schedule 2);

           d)     the "Board" shall mean the board of directors of the Company;

           e) "Business Day" means any day (other than a Saturday or Sunday) on which clearing banks in the city of Stockholm are open for the transaction of normal USD and SEK banking business;

           f) "the Company" shall mean Gigantissimo 2321 AB, registered with number 556614-6642 and whose registered office is at Kanalvagen 15, Taby, Sweden;

           g)     the "Directors" shall mean the directors of the Company;

           h) "Group" means the Company and its direct and indirect subsidiaries from time to time;

           i) "Group Company" means the Company or any of its direct or indirect subsidiaries;

           j) "Lansforsakringar Agreement" means the Shareholders Agreement to be entered into between Ernstson, SEFL and Lansforsakringar regarding their shareholding in the Company;

           k) "Option" shall mean the option granted by Ernstson to SEFL to acquire his Shares;

           l) a "Shareholder" shall mean any holder of Shares from time to time;

           m) the "Shares" shall mean all stocks, convertible bonds, warrants, debentures, options to subscribe for new shares and securities of any kind now or hereafter issued by the Company including for the avoidance of doubt, any preference shares, whether convertible or not, and carrying a right of participation in the profit or assets of the company, in each case including all allotments, offers, rights, bonuses benefits and advantages whatsoever which accrue, are offered or arise in respect thereof, and a reference to the Shares of a party hereto shall mean all Shares held by that party at any time;

              n) "Transferee" means any person to whom Shares or the Option, as the case may be, have been transferred (except for Lantbrukskredit or its transferees);

1.2        Schedules

           The Schedules form part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and references to this Agreement include the Schedules.

1.3        Clause Headings

           Clause headings are for convenience of reference only and shall not affect the construction of this Agreement.

1.4        Interpretation

           In this Agreement, unless the contrary intention appears, a reference to

           a) a clause or schedule shall be construed as a reference to a clause of this Agreement or a schedule thereto, respectively;

           b) a provision of law is a reference to that law as amended or re-enacted;

           c)     a person includes its successors and assigns;

           d)     a "subsidiary" shall be construed in accordance with the Act;

           e) a document in the "agreed form" is a reference to a document in a form approved and for the purposes of identification signed by or on behalf of the parties; and

           f) "persons" includes a reference to any natural or legal person, body corporate, unincorporated association, partnership or governmental entity or authority.

2.         Scope of the Agreement

2.1        Purpose

           The purpose of this Agreement is to lay down the rights and obligations by and among SEFL and Ernstson in respect of certain matters relating to his ownership of Shares and the Option.

2.2        Shareholdings

           The shareholding in the Company as of the date hereof will be in accordance with Schedule 1. In the event that Ernstson shall marry, he shall use all reasonable efforts to procure that the Shares held by him shall be the personal property (Sw: enskild egendom) of Ernstson.


2.3        Priority of Agreement

           As between the parties hereto, in case of any inconsistency between this Agreement and the Articles of Association, this Agreement shall prevail unless specifically stated herein. For the avoidance of doubt, the parties hereto agree that in case of any inconsistency between this Agreement and the Lansforsakringar Agreement, this Agreement shall have priority with respect to the relations between the parties hereto.


2.4        Obligation to Comply

           The parties hereto shall comply at all times with the provisions of this Agreement and each party shall procure compliance with the terms hereof in respect of any agent, attorney or other representative of such party acting in shareholders' meetings, board meetings or any other context where the provisions of this Agreement come into operation and shall instruct such representative accordingly.

3.         The Company

           Ernstson shall use all reasonable endeavours to cause the Company and/or the Board to pass all resolutions necessary and to take all actions necessary so as to ensure compliance with the terms and provisions of this Agreement.

3.1        Issued Share Capital
           The Company shall on a fully diluted base have an issued share capital of SEK 125.000 divided into 125.000 shares with a par value of SEK 1.

3.2           Registered Office
           The registered office of the Company shall be in Taby.

3.3        Articles of Association

           The Articles of Association shall be in accordance with Schedule 2.

4.          Protective Covenants

4.1 In order to protect the rights of SEFL under the Option, Ernstson agrees that he shall not, without the prior written consent of SEFL, cause any Group Company to or permit any Group Company to:

        a) replace, amend or alter the articles of association applicable to such company;

        b) issue any shares, enter into or grant any options to subscribe for shares or issue any securities convertible into shares or entering into any agreement for the same other than the convertible loans issued to ICO and Lansforsakringar;

        c) establish any bonus, profit sharing, share option or other incentive scheme for any director or employee of the Company or any member of the Group (as appropriate);

        d) sell, transfer or dispose their assets outside the ordinary course of business;

        e)        effect a merger with a third party;

        f) reduce the capital by redemption of shares or any equivalent procedure;

        g) distribute profit by dividends or any other form of shareholder benefit;

        h) voluntarily liquidate or wind-up (except, for the avoidance of doubt, any actions and measures taken in connection with mandatory liquidation provisions of the Act or voluntary liquidation of the Company pursuant to the provisions of
                  Section 5.1.4);

        i)        change the place of registered office;

        j) enter into any agreement with a director, employee or shareholder of a Group Company (other than another Group Company) or an Affiliate of such Persons or effect any transaction with such Persons;

        k) appropriate fees for the Directors or vary the service agreements of any Directors; or

        l)        agree or commit to do any of the following.

4.2 The provisions of Section 4.1 shall not prevent (i) any actions or measures by Ernstson or any Group Company necessary to comply with the terms and conditions of Section 5 of the Lansforsakringar Agreement or (ii) any action taken by Ernstson to cause the Company to pay Ernstson such amount as is necessary to make Ernstson whole (including settlement costs and reasonable legal, accounting and other expenses for investigation or defence) on an after tax basis for any wealth tax payable by him in connection with his ownership of Shares, provided that Ernstson advises Lantbrukskredit, SEFL and Lansforsakringar of any such tax assessed and takes any reasonable lawful action jointly suggested by Lantbrukskredit, SEFC and Lansforsakringar to reduce such tax liability before paying such tax.

4.3 It is agreed that the provisions of Section 7.3 hereof will apply to any matter which SEFL grants its consent to under this Section 4.1 or under any financing agreement to which SEFL and any Group Company is a party.

5.     Option

5.1       Transfer of Shares

5.1.1 Ernstson shall not be entitled to transfer any of the Shares owned and held by him, except pursuant to the provisions of this Section 5, as long as the Option is in force.

5.1.2 SEFL hereby agrees and undertakes with Ernstson to acquire, and accept sale and transfer from, or to procure the acquisition, and the acceptance of the sale and transfer from, Ernstson of all the Shares owned by Ernstson, upon the occurrence of any of the following events:
(i) if Ernstson's employment in the Company should cease, irrespective of the reason therefor, provided, however, that sale and transfer of the Shares shall in such case take place ninety (90) days after written notice pursuant to
                    Section 5.1.3 below;

(ii) if SEFL or its affiliates or if any Transferee or its affiliates should commit a material breach of any agreement to which Ernstson or any Group Company is a party
                   (provided  that,  in the  case  of a  breach  of an agreement to which a Group Company, but not Ernstson, is a party, such breach, if not cured, would reasonably be expected to impair the solvency of the Company under Swedish law) which is not cured within thirty (30) days after written notice pursuant to Section 5.1.3 below, provided, however, that the sale and transfer of the Shares shall in such case take place fifty (50) days after such written notice; and

(iii) if Ernstson gives written notice of his wish to sell and transfer the Shares, irrespective of the reason therefor, provided, however, that the sale and transfer of the Shares shall in such case take place ninety (90) days after written notice pursuant to Section 5.1.3 below.

5.1.3 To exercise the right to sell and to request the obligation to acquire the Shares held by him according to Section 5.1.2 above, Ernstson shall give SEFL a written notice, specifying the relevant triggering event. The purchase price for the Shares under Section
           5.1.2 above and 5.1.4 below shall be SEK one hundred thousand (100.000).

5.1.4 In the event SEFL should fail to acquire or procure the acquisition of the Shares following notice pursuant to Section 5.1.3 for any or the triggering events set forth in Section 5.1.2 (i)-(iii) within the time-frames set forth therein, despite the obligation to do so according to Section 5.1.2, then SEFL shall have been deemed to have automatically acquired the Shares, subject to the Option.

6.         Dealing in Shares

6.1        Written Consent

           Other than in accordance with the provisions of this Agreement, Ernstson shall not, except with the prior written consent of SEFL;

6.1.1 pledge, mortgage, charge or otherwise encumber any Share or any interest in any Share held by Ernstson;

6.1.2 grant an option over any Share or any interest in any Share held by Ernstson;

6.1.3     enter into any agreement in respect of the votes attached to any Share held by Ernstson.

6.2        Letter of Undertaking

           Except for transfers permitted by Section 5.1.4 above, Ernstson shall not, except with the prior written consent of SEFL, effect any transfer without the Transferee accepting to be bound by the terms of this Agreement by signing a letter of undertaking as if the Transferee had been a Shareholder at all times for the purposes of this Agreement and had assumed the benefit of the rights and the burden of the obligation(s) of a Shareholder under this Agreement. Such undertaking shall be delivered to the Company at its registered office and a certified copy shall be delivered to SEFL.

6.3        Other Dealings

           Save as specified in this Agreement, if at any time a Shareholder desires to effect a transfer otherwise than in accordance with this Clause 6 the Shareholders shall procure that no such transfer shall take place unless and until the provisions of this Clause 6 have been complied with.

6.4         Announcement, Communication or Circular

           Ernstson shall not without SEFL's written consent, make or send any announcement, communication or circular relating to the subject matter of this Agreement such consent not to be unreasonably withheld, provided that this shall not apply to an announcement, communication or circular required by law or by any governmental authority, in which event Ernstson shall, where practicable, first consult with SEFL as to the content of such announcement.


7.                  Indemnification

7.1 SEFL shall indemnify and hold Ernstson harmless from and against all direct or indirect claims, losses, deficits, damages, costs, liabilities, tax and expenses (including settlement costs and reasonable legal, accounting and other expenses for investigating or defending any actions or threatened actions) ("Losses") incurred by Ernstson which are resulting from, arising out of or relating to:


         (i) any action or omission by SEFL or its affiliates or by any Transferee or its affiliates constituting negligence or intentional misconduct or breach or non-fulfilment of agreement to which Ernstson or any Group Company is a party (provided that this clause shall only apply to Losses suffered by Ernstson in his personal capacity and not as a result of a reduction of the value of the shares in the Company);

        (ii) any action or omission by Ernstson which has been directed by SEFL or its affiliates or by any Transferee or its affiliates;

        (iii) any obligations of Ernstson to purchase Lansforsakringar's Shares under Sections 6.5.3 and 6.7.2 and 6.7.4 (to the extent a breach of contract has been expressly consented to by SEFL) of the Lansforsakringar Agreement, provided that Ernstson transfers such Shares, or causes such Shares to be transferred, to SEFL or its designee, for no additional consideration;

        (iv)        any such claim described in Section 7.3 below; and

         (v)        any such tax election described in Section 17 below.

7.2 The liability of SEFL under Section 7.1 above shall not apply to the extent claims, losses, deficits, damages, costs, liabilities and expenses have been caused by actions, measures or omissions taken by Ernstson after the closing date which actions, measures or omissions constitute gross negligence or fraud or other criminal acts or breach of any agreement to which Ernstson is a party or breach of any agreement to which a Group Company is a party committed by a Group Company (if such breach is knowingly caused by the acts of Ernstson), except for breaches which are the result of Ernstson's actions or measures pursuant to the provisions of Sections
           4.2 or 5.1.4 above.

7.3 SEFL undertakes not to, and to cause its affiliates and any Transferee or its affiliates, as well as holders of securities in SEFL, from time to time not to, make or submit any claim against Ernstson regarding any matter resulting from, arising out of or relating to this Agreement or any other agreement to which Ernstson or any Group Company is a party, provided that this restriction shall not prevent claims against Ernstson under Swedish law based on actions, measures or omissions by Ernstson after the closing date which constitute gross negligence or fraud or other criminal acts or a breach of an agreement to which Ernstson is a party or breach of any agreement to which a Group Company is a party committed by a Group Company (if such breach is knowingly caused by the acts of Ernstson), except for breaches which are the result of Ernstson's actions or measures pursuant to the provisions of Sections 4.2 or 5.1.4 above.

7.4 Ernstson shall not settle any claim by a third party which may be subject to indemnification by SEFL pursuant to this Agreement, without the consent of SEFL, which shall not be unreasonably withheld or delayed.

8.         Compliance with this Agreement

           To the extent not prohibited by Swedish law, Ernstson undertakes to SEFL that he shall take all practicable steps including, without limitation, the exercise of votes it directly or indirectly controls at meetings of the Board and general meetings of the Company and any Group Company, as the case may be, to ensure that the terms of this Agreement are complied with and to procure that the Board and the Company and any Group Company, as the case may be, complies with its obligations and that it shall do all such other acts and things as may be necessary or desirable to implement this Agreement.

9.         Term and termination

9.1        Entry into Force

           This Agreement shall become effective on 5 March 2002.

9.2        Termination

           This Agreement shall remain in force for as long as the Option is in force or as long as SEFL is lending money to any Group Company whichever later, provided, however, that any termination of the Agreement pursuant to this Section 9.2 shall not apply to Sections 5.1.2-5.1.4 or Section 7.

9.3        Addresses etc

           Any notice or other communication pursuant to, or in connection with, this Agreement shall be in writing and delivered personally, or sent by first class pre-paid recorded delivery post (air mail if overseas), to the party due to receive such notice at its registered office from time to time (or to such other address as may from time to time have been notified in writing to the other party in accordance with this Clause) or by sending it by fax to the fax number, if any, of the party concerned set out in this Clause, or to such other fax number as may from time to time have been notified in writing to the other party in accordance with this Clause) (subject to the original notice or communication being sent by post on the same day in the manner specified above):-

  9.4 The addresses of each Party for all notices under or in connection with this Agreement are:
           a) in the case of SEFL;

           c/o Michael Ryan
           Mc Cann Fitzgerald
           2 Harbourmaster Place
           International Financial Service Centre
           Dublin 1, Ireland
           353 1 824 0010

           With a copy to:

           President
           US Energy Systems Inc.
           One Lexington
           Fourth Floor
           White Plains N.Y. 10601
           Fax: 914 993 5190

           With a copy to:

           EIC Partners AG
           Generale-Wille Strasse 59 P.O. Box 35
           CH-8706 Feldmeilen Switzerland
           Fax: 41 1318 3411 before 15th April 2002

                  41 4384 410 01 after 15th  April 2002
           b) in the case of Goran Erstson;

           Skoldungavagen 23 B, S-131 46 Nacka, Sweden

           or such other as a Party may notify to the other Party by no less than five (5) business day's notice.

           All notices and communication between the Parties shall be in English unless otherwise agreed.

9.5       Communication Served

           Subject to Clause 10.3, any notice or other communication shall be deemed to have been served:-

           a) if delivered personally, when left at the address referred to in Clause 9.4;

           b)       if sent by overnight courier, the day after sending it;

           c) if a notice is given or deemed given at a time or on a date which is not a Business Day, it shall be deemed to have been given on the next Business Day.

10.        Invalidity

           If any provision of this Agreement is held to be unenforceable or illegal, in whole or in part, such provision or part shall to that extent be deemed not to form part of this Agreement but the enforceability of the remainder of this Agreement shall remain unaffected.


11.        Waiver

           The failure to exercise or delay in exercising any right or remedy under this Agreement shall not constitute a waiver of the right or remedy or a waiver of any other rights or remedies and no single or partial exercise of any right or remedy under this Agreement shall prevent any further exercise of the right or remedy or the exercise of any other right or remedy.


           The parties' rights and remedies contained in this Agreement are in addition to, and not exclusive of, any other rights or remedies available at law.


12.         Assignment

           This Agreement is personal to the parties and neither the Agreement nor any of the benefits arising under them may be assigned without the prior written consent of the other party and neither party shall purport to assign or transfer the same.

13.         Counterparts

           This Agreement may be executed in any number of counterparts and by each of the parties on separate counterparts each of which when executed and delivered shall be deemed to be an original, but all the counterparts together shall constitute one and the same agreement.


14.        No Partnership or Agency

           Nothing in this Agreement (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership between the parties nor, save as may be expressly set out herein, constitute any party the agent of any other party for any purpose.


           In addition, unless otherwise agreed in writing between the parties, none of them shall enter into contracts with third parties as agent for any member of the Group or for the other party nor shall any party describe itself as agent as aforesaid or in any way hold itself out as being an agent as aforesaid.


15.         Applicable Law

           This Agreement shall be governed by and construed in accordance with the laws of Sweden.

16.        Arbitration

           Disputes related to the Agreement shall be finally settled by arbitration under the rules of the Arbitration Institute of the Stockholm Chamber of Commerce.

           The proceedings shall be held in English.

17.        US Tax Election

           At the request of SEFL, the Company and every Shareholder shall execute a "check the box election" under United States tax laws in the form attached as Schedule 1.



                                ________________

           In witness whereof the parties hereto have signed this Agreement on the date first above written:



                                                        /s/ Goran Ernston
           __________________________                    -----------------
           Scandinavian Energy Finance                      Goran Ernstson
           Limited



           PRESENT when the Common Seal of SCANDINAVIAN ENERGY FINANCE LIMITED was affixed hereto:




           ___________________________
           Director


           ___________________________
           Director/Secretary